Exhibit 99.3

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

Mizuha Nakajima

Revolution PR for Digimarc

503-997-6045

mizuha@revolutionpr.com

FOR IMMEDIATE RELEASE

Alabama Awards Driver License Contract to Digimarc

Projected value of new contract is $9.5 million over five years

Tualatin, OR – Jan. 20, 2004 – Digimarc Corporation (NASDAQ: DMRC) today announced that it has won a new contract to supply the Alabama Department of Public Safety (DPS) with a new, tamper-resistant driver license and issuance system.

Under the contract, Digimarc will be responsible for development of new software applications, systems integration, delivery and implementation of image capture hardware, central production of driver licenses and a new card design that incorporates advanced overt and covert security features.

Alabama will adopt Digimarc IDMarc™ digital watermarking security features as a machine-readable, cross-jurisdictional authentication capability and Digimarc’s photo identity verification solution as a means to detect identity fraud in the application process.

“We are delighted to be named Alabama’s new secure driver license system supplier,” said Indra Paul, president, Digimarc ID Systems. “We look forward to working closely with the state to deliver a state-of-the-art system that will support Alabama’s goals of a highly secure driver license issuance process and card design, and improved applicant processing times.”

“Alabama has much to gain by working with an experienced supplier of secure driver license systems such as Digimarc,” said Colonel Mike Coppage, director, Alabama Department of Public Safety. “The proposed system will benefit the residents of our state through better customer service, more secure identity documents, and reduced fraud.”

Alabama currently uses its own system to issue driver licenses. The new Digimarc-based state driver license is expected to roll out in early 2005.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Tualatin, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 135 issued U.S. patents with more than 2,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Tualatin, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London and Vienna. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about these factors is set forth in filings by Digimarc with the Securities and Exchange Commission, including the most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Digimarc is not obligated to (and expressly disclaim any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances, whether they arise as a result of new information, future events, or otherwise.

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